CONFORMED COPY
                                                                  --------------

                              EMPLOYMENT AGREEMENT

         [As Amended through Amendment No. 3 effective October 13, 1998]


DATED:    August 27, 1991 [original date]

BETWEEN:  FRED MEYER STORES, INC.
          3800 SE 22nd Avenue
          Portland, OR  97202                                          "Company"

AND:      ROBERT G. MILLER
          0305 SW Montgomery # F508
          Portland, OR  97201                                         "Employee"

          The parties agree as follows:

     1. General.

        This Agreement sets forth the terms upon which Employee shall be employed by the Company. Notwithstanding the foregoing, the Company may terminate the Employee's employment at any time, and Employee's employment hereunder will be considered "at will," subject to the Company's providing the benefits hereinafter specified in accordance with the terms hereof.

     2. Employment.

        Employee shall be employed by Company on a full-time basis to perform duties as Chief Executive Officer and member of the Board of Directors of the Company.

     3. Compensation and Disability Benefits.

          3.1 Salary. For services performed during the term of Employee's employment with the Company, the Company shall pay Employee an annual salary (prorated for any portion of a year), payable in equal periodic installments not less than monthly, of $1,000,000, subject to annual review by the Compensation Committee of the Board of Directors of the Company.

          3.2 Bonus. Employee will be eligible to participate in the Company's bonus plan on the same basis as other executives. Employee's bonuses for the Company's 1998 fiscal year and for fiscal years thereafter will be up to 60 percent (or such higher percent as may be determined by the Company's Board of Directors) of his annual salary, to be determined upon the achievement of financial objectives approved in advance by the Company's Board of Directors.


          3.3 Insurance/Profit Sharing. Employee shall be entitled to participate as an executive officer in all existing Company insurance, profit sharing and other benefit plans in which executive officers may participate, including the Company's Excess Deferral Plan, on the same basis as other executive officers of the Company.

          3.4 Long Term Disability Benefits. The Company will provide to Employee the long term disability benefits described in Appendix A to this Agreement. This benefit is in addition to benefits under any group disability benefit plan purchased by the Employee, but shall not be payable in the event of a termination under Paragraph 4. In the event of Total Disability as defined in Appendix A, Employee's salary provided for in Paragraph 3.1, will be continued during the elimination period.

          3.5 Retiree Medical Benefits. After termination of Employee's employment for any reason, the Company shall pay Employee upon obtaining age 55, or shall pay Mrs. Sharon Miller (his Spouse) if she and Employee are married on his date of death and she survives him, as applicable, a medical supplement to the extent determined as follows:

                (a) The supplement shall compensate for the premium value to Employee of medical coverage comparable to that provided under the Company's program applicable to retirees generally (the Fred Meyer Plan) during any period in which the following applies:

                    (1) Neither Employee nor his surviving Spouse is eligible
               for coverage under the Fred Meyer Plan.

                    (2) Neither employee nor his surviving Spouse is eligible
               under a plan of a successor employer for medical benefits that are reasonably comparable to benefits under the Fred Meyer Plan.

                    (3) Employee is at least 55 years old.

               (b) The supplement shall not exceed the smallest of the following amounts, as applicable, reduced by the employee cost applicable at the time under the Fred Meyer Plan (references to Employee shall include his Spouse):

                    (1) The cost of COBRA continuation coverage available from the Company that Employee could have received by timely election.

                    (2) The cost to Employee for coverage if Employee had timely exercised all available conversion rights under the Company's medical program for active employees.

                    (3) The cost to Employee of the coverage actually in effect for Employee from time to time to the extent the coverage is reasonably comparable to coverage under the Fred Meyer Plan at the time.

               (c) The supplement shall be paid only with respect to benefits Employee would have received under the Fred Meyer Plan if Employee had terminated when eligible under that Plan.

               (d) The supplement shall be paid in cash to Employee or his surviving Spouse or, at the Company's election, by direct payment of the appropriate portion of the cost of coverage. The amount paid shall constitute compensation income to Employee or his surviving Spouse, shall be reported on IRS form W-2 and any applicable state form, and shall be subject to all applicable state and federal withholding as non-qualified deferred compensation.

     4. Severance.

          4.1 In the event Employee is terminated by the Company for any reason other than for Cause as defined in Paragraph 4.5, death or permanent disability and the termination is not a Qualifying Termination as defined in Paragraph 4.3, Employee shall be entitled to payment of compensation at Employee's last determined salary (payable on the Company's normal payroll dates and without interest) for two years or until the date of his death if earlier.

          4.2 In the event Employee's employment with the Company ends in a Qualifying Termination, Employee shall receive Severance Compensation as provided below.

          4.3 Qualifying Termination means:

               (a) Termination by the Company, for any reason other than for Cause, in anticipation of or within three years after a Change in Control.

               (b) Termination in anticipation of or within three years after a Change in Control, if such termination is initiated by Mr. Miller due to Constructive Discharge. Constructive Discharge means a material reduction (other than for Cause) in Employee's compensation, benefits or responsibilities in the capacity specified in Paragraph 2, or an irreconcilable disagreement with the Board of Directors of the Company over policy matters materially impairing Mr. Miller's ability to carry out his responsibilities as Chief Executive Officer of the Company.

               (c) Termination within 18 months after a Change in Control if such termination is initiated by Mr. Miller for any reason.

          4.4 "Severance Compensation" means:

               (a) Lump sum payment within 15 days after termination of employment of the amount determined by adding Employee's Monthly Pay Rate (MPR) projected for 36 months and converted to an immediate lump sum payment using an interest assumption equal to the Prime Rate published in the Wall Street Journal on the date of termination (or on the date next published in the Wall Street Journal if not published on the date of termination). Subject to the following sentence, MPR means 1.6 times Employee's highest annualized base salary rate during his employment with the Company, divided by 12. If, on or after January 1, 1999, the bonus rate applicable under the Company's executive bonus plan referred to in Paragraph 3.2 with respect to the plan year during which the termination of employment occurs is higher than 60 percent (but not above 100 percent), the fraction above 1.0 shall be increased to reflect the increased percentage. For example, if the bonus percentage is 80 percent for the applicable year, the MPR will be 1.8. Elective deferred compensation, if any is deferred from base salary, shall be attributed to the period when earned. Bonuses and all other taxable income or non-taxable income from sources other than base salary (such as stock options, fringe benefits and other non-salary compensation of any kind) shall be disregarded. Salary reductions, if any, set by the Board of Directors after October 16, 1998 shall be disregarded.

               (b) Payment within 15 days after termination of employment (or as soon thereafter as the amount can reasonably be calculated) of the Employee's Imputed Retirement Benefits (IRB) projected for 36 months and converted to an immediate lump sum payment, using the interest rate specified in (a). IRB means benefits Employee would have earned under all qualified and non-qualified pension and savings plans of the Company in which Employee was participating immediately prior to the Qualifying Termination or the Change in Control relating to the Qualifying Termination, whichever is more favorable to Employee. The 36-month projection shall be made in accordance with the applicable plan terms, assuming no change in Employee's pay rate, plan terms and other pertinent factors. Severance Compensation paid under this agreement shall not be counted as covered compensation under any benefit plan of the Company.

               (c) Subject to Paragraph 4.6, during the three year period following the Qualifying Termination, the Company will continue to provide Employee and his dependents who are eligible for coverage as at the Qualifying Termination with all health and welfare benefit coverage in effect for him (and for his eligible dependents as applicable) to the fullest extent possible as though Employee's eligible employment continued during the three-year period, except that fringe benefits associated with ongoing employment such as automobile and other transportation and club memberships shall not be continued. All such coverage shall be provided at the level in effect when the Qualifying Termination occurred, or when the Change of Control occurred if more favorable to Employee and his dependents. Where continued coverage under the terms of the Company's health and welfare plans is not possible, the Company shall secure alternative benefit coverage which is comparable in terms to that provided under such plans, for Employee and his eligible dependents. Such continuation shall be contingent upon ongoing payment of any co-payments and application of any deductibles required to be paid under the applicable terms of each benefit program. This continuation shall apply before commencement of retiree medical coverage for Employee as provided in Paragraph 3.5.

               (d) A single sum payment, to be paid to Employee as soon as reasonably practicable, but in no event more than 15 days following the effective date of the Qualified Termination, of a cash amount equal to the sum of (i) any accrued but unpaid salary and (ii) the product of (A) the annual incentive bonus to which Employee would have been entitled under the executive bonus plan or arrangement of the Company in effect for Employee for the plan year that includes such effective date had Employee continued in employment until the last day of such plan year (or other date required to be eligible to receive an annual bonus for such year) and assuming that the maximum performance objectives for such plan year had been achieved, multiplied by (B) a fraction, the numerator of which equals the number of days in the plan year that have elapsed as of such effective date and the denominator of which equals 365.

               (e) Payment to Employee at a suitable time or times of the amount or amounts specified in Appendix B as an excise tax Gross-Up Payment in connection with this Agreement. In this connection, the Company and Executive agree to the provisions of Appendix B, which are incorporated herein by this reference.

          4.5 "Cause" is defined for the purposes of this Agreement as:

               (a) Conviction of a felony which in the judgment of the Board of Directors of the Company adversely affects the business or reputation of the Company;

               (b) Material and willful dishonesty, extreme misconduct or other failure to perform substantial duties as Chief Executive Officer or as a member of the Board of Directors, that is demonstrably and materially injurious to the Company and which has not been cured within 30 days after a written demand for substantial performance is delivered to Employee by or on behalf of the Board of Directors, which demand specifically identifies the manner in which the Board of Directors believes that Employee has not substantially performed his duties.

          4.6 Employee will not have any duty to mitigate the costs to the Company of the Severance Compensation. Any compensation payable to Employee by an employer unaffiliated with the Company with respect to employment after a Qualifying Termination will not offset Severance Compensation payable or require return of Severance Compensation paid under this Agreement, except that health or welfare benefit coverage provided to Employee will be reduced to the extent that he (and his eligible dependents, if applicable) receive comparable health or welfare benefit coverage from subsequent employment. This provision does not limit the application of Paragraph 4.7.

          4.7 Except as provided below, Employee's receipt and retention of any and all Severance Compensation is conditioned on Employee's not making unauthorized disclosure of confidential information relating to the Company for a period of three years after a Qualifying Termination, and not engaging directly or indirectly in competition with the Company, whether as an employee, sole proprietor, partner, independent contractor, director or otherwise, within the geographical area in which the Company has offices or other business locations for a period of three years after a Qualifying Termination. Membership by Employee on the board of directors of a publicly held corporation, if such membership has continued for at least six months as of the date of the Qualifying Termination, may be continued and such continuation shall not constitute competition (but Employee still must not disclose confidential information). Competition means providing services or information or material financing, without prior written approval of the Board of

Directors of the Company, to any enterprise other than the Company if the enterprise is engaged in the same business as the Company and has sales or gross income of $250,000,000 or more in a year during which the competition occurs, or in any of the five prior years. Financing includes lending money to or owning stock or other securities or any partnership or other ownership interest in an enterprise, but shall not include purchase or ownership of securities of an enterprise (including a publicly held or privately held corporation) so long as Employee does not own in the aggregate more than 5 percent of the outstanding securities of the enterprise at the time of purchase of any such securities. For purposes of this Paragraph 4.7, the term "Company" includes all affiliates of the Company as of the date of the Qualifying Termination or, if earlier, the date immediately before the Change in Control to which the Qualifying Termination relates. If the Board of Directors of the Company reasonably determines that Employee has violated this provision, it shall notify Employee in writing of the violation and Employee shall have 60 days from the date of the notice to cure the violation. If the violation is not so cured by the end of the 60-day period, the Board of Directors may refuse to pay any as yet unpaid portion of Severance Compensation and Employee shall return to the Company all Severance Compensation Employee has received, thereby forfeiting all benefit from such Severance Compensation. The three year limitation referred to in the foregoing sentences does not limit or otherwise qualify Employee's general obligations of loyalty to the Company and duty not to compete with the Company or disclose confidential information arising as a result of Employee's service as an employee, officer and director of the Company. Any forfeiture of Severance Compensation under this provision shall not be an offset against claims for damages or impair other remedies the Company may have as a result of any unauthorized disclosure or competition in violation of those general obligations of Employee to the Company.

     5. Pension and Benefits.

          5.1 Normal Retirement Benefit. Employee's normal retirement benefit shall be a pension starting at the end of the first month after Employee's normal retirement date or termination of employment if later and continuing for Employee's life equal to $25,000 per month. Normal retirement date is the later of age 62 or the third anniversary of Employee's Qualifying Termination if that anniversary is after Employee reaches age 62.

          5.2 Early Retirement Benefit. Employee may elect to receive the accrued normal retirement benefit starting at the end of any month following termination of employment provided that no such early retirement benefit shall be payable before age 55 or during the three-year period following a Qualifying Termination. If benefits start before the end of the first month after normal retirement date, the amount referred to in Paragraph 5.1 shall be reduced 5/12 of one percent for each month by which the benefit starts early.

          5.3 Spouse's Death Benefit. If Employee dies while married to his Spouse, she shall receive a monthly pension for her life as follows:

               (a) If Employee had retired and was receiving benefits or dies during the first month for which benefits were to be paid, one half of Employee's monthly benefit shall continue to the Spouse.

               (b) If (a) does not apply, the Spouse may elect to start a benefit as of the end of any month after the later of the date of death or the date Employee would have reached age 55.

          The benefit shall be one half of the amount Employee would have received if he had terminated just before death and elected to start benefits at the date benefits start to the Spouse.

          5.4 Additional Benefit. Retirement and Spouse's death benefit under
5.1 through 5.3 shall be in addition to and shall not reduce or be reduced by any benefits under the Supplemental Income Plan, the Excess Deferral Plan, the Profit Sharing Plan or any other plan maintained by the Company or an affiliate.

     6. Miscellaneous Benefits.

          6.1 Club Membership. The Company shall pay the cost of one club membership for Employee during the terms of Employee's employment with the Company.

          6.2 Automobile. The Company will provide an automobile for Employee's use while he is employed by the Company. The Company will also pay all operating expenses associated with the automobile.

          6.3 Vacation. Employee will be entitled to five weeks of vacation annually.

          6.4 Medical Expenses. Beginning on the date Employee commences employment with the Company, the Company will provide reimbursement for medical expenses of Employee and his dependents under the Company's medical reimbursement plan, without any waiting or qualification period and without exclusions for any existing conditions.

     7. Change in Control.

          7.1 Subject to 7.2, Change in Control means the occurrence of any of the following events:

               (a) The shareholders of the Company approve: (i) any merger, statutory plan of exchange or other business combination involving the Company, other than any such transaction immediately following which the holders of the Company's capital stock immediately prior to such transaction continue to own equity securities of the surviving entity representing more than 50 percent of the equity securities of such entity entitled to vote generally in the election of directors of such entity, or (ii) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company or the adoption by the Company of any plan or proposal for the liquidation or dissolution of the Company;

               (b) The commencement of a tender or exchange offer (other than one made by the Company) for any capital stock of the Company (or securities convertible into such capital stock), provided a Change in Control shall be deemed to have occurred only if such offer results in a portion of those securities being purchased and the offeror after the consummation of the offer is the beneficial owner (as determined pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), directly or indirectly, of securities representing at least 20 percent of the voting power of outstanding securities of the Company;

               (c) A report on Schedule 13D of the Exchange Act is filed with the Securities and Exchange Commission or is received by the Company reporting the beneficial ownership by any person of securities representing 20 percent or more of the voting power of outstanding securities of the Company, except that if such report shall be filed or so received during a tender offer or exchange offer described in subparagraph (b) above, the provisions of such subparagraph shall apply in determining whether a Change in Control occurs; or

               (d) During any period of 12 consecutive months or less, individuals who at the beginning of such period constituted a majority of the Board of Directors of the Company cease for any reason to constitute a majority thereof unless the nomination or election of such new directors was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

          7.2 Notwithstanding anything in 7.1 to the contrary, no Change in Control shall be deemed to have occurred for purposes of this Agreement by virtue of any transaction which results in Employee, or a group (within the meaning of Section 13(d)(3) of the Exchange Act) of persons which includes Employee, acquiring, directly or indirectly, securities representing 20 percent or more of the voting power of outstanding securities of the Company.

     8. Successors and Assigns; Entire Agreement.

          8.1 The rights and benefits of Employee under this Agreement are personal to him and, except as may be set forth herein, may not be transferred or assigned voluntarily or involuntarily.

          8.2 This Agreement shall be binding on the Company, its successors and assigns, including any person acquiring control of the Company's business and operations.

          8.3 This Agreement contains the entire agreement and understanding by and between the Employee and the Company with respect to the employment of Employee and the payments provided for in this Agreement shall be in lieu of any other claims of Employee relating to his employment or benefits, including claims relating to termination of employment.

     9. Applicable Law. This Agreement shall be construed in accordance with the laws of the State of Oregon.

AGREEMENT DATED AUGUST 27, 1991 EXECUTED AS FOLLOWS:
---------------------------------------------------

                                   FRED MEYER, INC.


                                   By:  KENNETH THRASHER, SR. V.P.
                                        ----------------------------------------


                                   ROBERT G. MILLER
                                   ---------------------------------------------
                                   Robert G. Miller

AMENDMENT NO. 1 DATED AUGUST 1, 1994 EXECUTED AS FOLLOWS:
--------------------------------------------------------

                                   FRED MEYER, INC.


                                   By:  ROGER A. COOKE
                                        ----------------------------------------
                                   Executed:  July 14, 1994

                                   ROBERT G. MILLER
                                   ---------------------------------------------
                                   Robert G. Miller
                                   Executed:  July 19, 1994


AMENDMENT NO. 2 DATED SEPTEMBER 9, 1997 EXECUTED AS FOLLOWS:
-----------------------------------------------------------

                                   FRED MEYER STORES, INC.


                                   By:  ROGER A. COOKE
                                        ----------------------------------------
                                   Executed:  December 5, 1997

                                   ROBERT G. MILLER
                                   ---------------------------------------------
                                   Robert G. Miller
                                   Executed:  December 5, 1997


AMENDMENT NO. 3 DATED OCTOBER 13, 1998 EXECUTED AS FOLLOWS:
----------------------------------------------------------

                                   FRED MEYER STORES, INC.


                                   By:   ROGER A. COOKE
                                         ---------------------------------------
                                   Executed: October 18, 1998


                                   ROBERT G. MILLER
                                   ---------------------------------------------
                                   Robert G. Miller
                                   Executed: October 18, 1998

                                   APPENDIX A
                             TO EMPLOYMENT AGREEMENT
                                     BETWEEN
                   FRED MEYER STORES, INC. (the "Company") and
                           ROBERT MILLER ("Employee")
                          LONG TERM DISABILITY BENEFITS


     1. Definition of "Total Disability".

          "Total Disability" means the complete inability of an employee to perform any and every duty of his or her regular occupation for up to 24 months. After 24 months, the term "Total Disability" means the complete inability of an employee to perform any and every duty of any gainful occupation for which he or she is reasonably fitted by training, education, or experience, or may reasonably become qualified based on his or her training, education, or experience.

     2. Long Term Disability Benefits.

          2.1 Upon receipt of proof that Employee has suffered a Total Disability as a direct result, independent of all other causes, of an injury or illness, monthly benefits will be effective after the expiration of the elimination period, which is the period of six consecutive months of continuous Total Disability.

          2.2 The benefit in the event of Total Disability will be $4,500 per month.

          2.3 The monthly benefit will be reduced by the following:

               1. The amount available under any Worker's Compensation law or similar law.

               2. The amount of disability provided under any plan to which the Company makes contributions on behalf of the Employee.

               3. Any disability income benefits provided under an act or law.

               4. Disability income benefits provided or available from any pension plan participated in by the Company.

               5. Social Security Disability benefits provided or available.

               6. Any salary, sick pay, or other income replacement benefits provided by the employer.

               7. Any retirement income provided or available from the Employment Agreement between the Company and Employee, or from any Company sponsored pension or retirement plan, including Social Security retirement income.

                           8. Any retirement income provided or available from any prior employer of Employee.

     3. General Limitations.

          3.1 No benefits shall be paid with respect to any injury or sickness:

               1. Resulting from suicide, attempted suicide, or intentionally self- inflicted injury, while sane or insane.

               2. Resulting from war, whether declared or undeclared, or any act or hazard of war.

               3. Resulting from being engaged in an illegal occupation, commission of, or attempted commission of an assault or other illegal act, or resulting from injury caused by participation in a civil insurrection, rebellion and/or riot.

               4. Sustained while on full-time active duty in any branch of the Armed Forces of any country, except for temporary active duty assignments of note more than 90 days.

               5. Sustained while learning to operate an aircraft, operating or serving as a crew member of an aircraft, while traveling or flying in any aircraft operated by or under the direction of any military authority, or while in any aircraft being used for test or experimental purposes.

               6. Resulting from or related to alcoholism, narcotism or the abuse of other controlled substances.

          3.2 Mental Illness Limitation - No benefits are provided with respect to disabilities due to neuroses, psychoneuroses, psychopathies, psychoses, and emotional diseases and disorders of any type.

     4. Notice and Proof of Claim.

          To make a claim for benefits proof of disability must be submitted to and received by the Company within 20 days after Employee suffers a Total Disability.

     5. Termination of Coverage.

          The Long Term Disability benefits provided above will only be provided if Employee is employed by the Company at the time he suffers a Total Disability.

                                   APPENDIX B
                             TO EMPLOYMENT AGREEMENT
                                     BETWEEN
                   FRED MEYER STORES, INC. (the "Company") and
                           ROBERT MILLER ("Employee")
                                Gross-Up Payment


     1. Subject to the following provisions of this Appendix B, but otherwise anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of Employee (whether paid or payable or distributed or distributable pursuant to the terms of the Agreement or otherwise, but determined without regard to any additional payments required under this Appendix B (a "Payment") would be subject to the excise tax imposed by

Section 4999 of the 1986 Internal Revenue Code, as amended (the "Code"), or any interest or penalties are incurred by the Employee with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), the Company shall make a payment (a "Gross-Up Payment") to Employee in an amount such that, after payment by Employee of all income or other taxes (and any interest and penalties imposed with respect thereto) and Excise Taxes imposed on the Gross-Up Payment, Employee retains an amount of the Gross-Up Payment equal to the Excise Tax imposed on the Payments.

     2. Subject to the provisions of paragraph 3 of this Appendix B, all determinations required to be made under this Appendix B, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by a certified public accounting firm designated by Employee (the Employee Accounting Firm) which shall provide detailed supporting calculations both to the Company and to Employee within fifteen business days of the receipt of notice from Employee that there has been a Payment, or such earlier times as is requested by Employee. If the Employee Accounting Firm determines that no Excise Tax is payable by Employee, it shall, upon the written request of Employee, furnish Employee with a written opinion that failure to report the Excise Tax on the Employee's applicable federal income tax return would not result in the imposition of a negligence or similar penalty. The calculations prepared by the Employee Accounting Firm shall be reviewed on behalf of the Company by the Company's independent auditors (the "Company Accounting Firm") which shall provide its conclusions, together with detailed supporting calculations, both to the Company and Employee within fifteen business days after receipt of the calculations and supporting materials prepared by the Employee Accounting Firm. In the event of a dispute between the Employee Accounting Firm and the Company Accounting firm, such firms shall, within five business days of receipt of the conclusions and supporting materials prepared by the Company Accounting Firm, jointly select a third nationally recognized certified public accounting firm (the "Third Accounting Firm") to resolve the dispute. The Third Accounting Firm shall submit its conclusions to the Company and Employee within fifteen business days after receipt of notice of its appointment hereunder and the decision of the Third Accounting Firm shall be final, binding and conclusive upon Employee and the Company. All fees and expenses of all such accounting firms shall be borne sole by the Company. Any Gross-Up Payment shall be paid by the Company to Employee within five business days after the earlier of acceptance by the Company of the calculations prepared by the Employee Accounting Firm or the Company's receipt of the Third Accounting Firm's determination.

     3. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination of whether any Gross-Up Payment should be made hereunder, it is possible that a Gross-Up Payment will have been due but not made by the Company (an "Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant this Appendix B and Employee thereafter is required to make a payment of any Excise Tax, the Employee's Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of Employee.

     4. Employee shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-up Payment. Such notification shall be given as soon as practicable but no later than ten business days after Employee is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. Employee shall not pay such claim prior to the expiration of the thirty day period following the date on which it gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies Employee in writing prior to the expiration of such period that it desires to contest such claim, Employee shall:

               (a) Give the Company any information reasonably requested by it relating to such claim;

               (b) Take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company and acceptable to Employee;

               (c) Cooperate with the Company in good faith in order effectively to contest such claim; and

               (d) Permit the Company to participate in any proceedings relating to such claim.

     5. The Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with a contest of a claim under Paragraph 4 of this Appendix B and shall indemnify and hold Employee harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Appendix B, the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct Employee to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and Employee agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine. If the Company directs Employee to pay such claim and sue for a refund, the Company shall advance the amount of such payment to Employee on an interest-free basis and shall indemnify and hold Employee harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance. Any extension of the statute of limitations relating to payment of taxes for the taxable year of Employee with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and Employee shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

     6. If, after the receipt by Employee of an amount advanced by the Company pursuant to this Appendix B, Executive becomes entitled to receive any refund with respect to such claim, Employee shall (subject to the Company's complying with the requirements of this Appendix B) promptly pay to the Company the amount such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by Employee of an amount advanced by the Company pursuant to this Appendix B, a determination is made that Employee shall not be entitled to any refund with respect to such claim and the Company does not notify Employee in writing of its intent to contest such denial of refund prior to the expiration of thirty days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.